INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT




     We consent to the inclusion in this Registration Statement of Netwolves Corporation on Form SB-2, of our report dated September 30, 2005 with respect to our audits of the consolidated financial statements of Netwolves Corporation as of June 30, 2005 and 2004 and for the years ended June 30, 2005 and 2004, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading "Experts" in such Prospectus.


/s/ Marcum & Kliegman LLP


Melville, New York
September 21, 2006